United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of Earliest Event Reported):
March 19, 2024

GRAHAM ALTERNATIVE INVESTMENT FUND II LLC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-53965

DELAWARE	20-4897149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GRAHAM CAPITAL MANAGEMENT, L.P.
40 Highland Avenue
Rowayton, CT  06853
(Address of principal executive offices) (zip code)

Brian Douglas
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
(203) 899-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On March 19, 2024, the National Futures Association approved the disclosure document of the Registrant, which reflected among other things that the Registrant amended and restated the Registrant’s limited liability company agreement primarily to reflect the creation of two new classes of units designated as Class 3-A and Class 3-B.  These two classes, together with the two existing classes, Class 0 and Class 2, comprise the Core Macro Portfolio within the Registrant.  The principal difference between each designated class are the related fees.  The holders of units in the Core Macro Portfolio all share pro rata in the profits and losses of the portfolio and have identical rights and privileges as members.  A copy of the Amended and Restated Limited Liability Company Agreement reflecting this amendment is attached as Exhibit 3.1 hereto and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

(d) Exhibits

3.1	Amended and Restated Limited Liability Company Agreement, dated March 19, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 20, 2024	GRAHAM ALTERNATIVE INVESTMENT FUND II LLC

	By:	GRAHAM CAPITAL MANAGEMENT, L.P.
its Manager

		By:	/s/ Brian Douglas
Brian Douglas, Chief Executive Officer